Exhibit 5.2


INTERNAL REVENUE SERVICE                 DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202
                                          Employer Identification Number:
                                               13 5526506
Date:  Jan. 11, 1995                      File Folder Number:
                                               113025002
SID TOOL CO. INC.                         Person to Contact:
151 SUNNYSIDE BLVD.                            BETTY SCHULTZ
PLAINVIEW, NY  11803                      Contact Telephone Number:
                                               (716) 816-5303
                                          Plan Name:
                                               SID TOOL SAVINGS PLAN
                                          Plan Number:  003

Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some features that may effect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) adopted on December 31, 1993.

This is a nonstandardized safe harbor plan as defined in Rev. Proc. 93-10.

This letter is issued under Rev. Proc. 93-89 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have any questions concerning this matter, please contact the person whose name and telephone are shown above.

                                          Sincerely yours,

                                          /s/ Herbert J. Huff
                                          ---------------------
                                          Herbert J. Huff
                                          District Director

Enclosures:
Publication 726
Reporting & Disclosure Guide
  for Employee Benefits Plans
Addendum

This determination is extended to include American Capital Leasing and Kaja Productions Inc.